Exhibit 3.1

BYLAWS

OF

SHARPS COMPLIANCE, INC.
(herein referred to as the “Corporation”)

ARTICLE I.

CAPITAL STOCK

Section 1.  Certificates Representing Shares.  The Corporation shall deliver certificates representing shares to which shareholders are entitled in such form as shall be approved by the Board of Directors, or the Corporation may issue uncertificated shares in accordance with the requirements of the Texas Business Corporation Act.  Each certificate shall bear on its face the statement that the Corporation is organized in Texas, the name of the shareholder to whom the certificate is being issued, the name of the Corporation, the number, class and series of shares issued and the par value or a statement that the shares are without par value.  Each certificate shall also contain, on its face or back, all recitations or references required by law.  Certificates for shares of the Corporation shall be issued only when consideration for the shares has been fully paid.  Such certificates shall be signed by the President or a Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof.  Where any such certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee, the signature of the President and Secretary or Assistant Secretary may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.  The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

Section 2.  Shareholders of Record.  The Board of Directors of the Corporation may appoint one (1) or more transfer agents or registrars of any class of stock of the

Corporation.  Unless and until such appointment is made, the Secretary of the Corporation shall maintain, among other records, a stock transfer book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issues or from transfer.  The names and addresses of shareholders as they appear on the stock transfer book shall be the official list of shareholders of record of the Corporation for all purposes.  The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

Section 3.  Transfer of Shares.  The shares of the Corporation shall be transferable on the stock transfer book of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates representing such shares.  All certificates surrendered for transfer shall be cancelled and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors or the secretary may prescribe.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

Section 4.  No Preemptive Rights.  No holder of shares of the Corporation shall have a preemptive right to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1.  Place of Meetings.  All meetings of shareholders shall be held at the principal office of the Corporation in the City of Houston, Texas or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

Section 2.  Annual Meeting.  Commencing with the year 1995, annual meetings of the shareholders shall be held on the first Tuesday of May each year at such hour as may be designated in the notice of the meeting, if such day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. If the annual meeting is not held on the date above specified, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as convenient, and any business transacted or election held at that meeting shall be as valid as if held at the annual meeting. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

Section 3.  Special Meetings.  Special meetings of the shareholders may be called at any time by the President, the executive committee or the Board of Directors. Special meetings of shareholders may also be called by the Secretary upon the written request of the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

Section 4.  Notice of Meeting.  Written notice of all meetings, stating the place, day, and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60)

days before the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer book of the Corporation, with postage thereon prepaid. Notice for an adjourned meeting is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case, notice of the adjourned meeting shall be given as in the case of any special meeting. Any notice required to be given to any shareholder under any provision of the Texas Business Corporation Act, the Articles of Incorporation or these Bylaws need not be given to the shareholder if either of the following types of mailings have been returned to the Corporation as undeliverable (provided such mailings were addressed at the addressee’s address as shown on the record of the Corporation): (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12) – month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Texas Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

Section 5.  Conduct of Meetings.  All meetings of shareholders shall be presided over by the President of the Corporation or, in his absence, by a Vice President, or, if no such officer is present, by a chairman chosen at the meeting by the holders of a majority of the voting shares present in person or by proxy. The Secretary of the Corporation or, in the Secretary’s absence, an Assistant Secretary, or, if no such officer is present, a person designated by the presiding officer, shall act as Secretary of the meeting. The precedence of, and procedure on, motions and other procedural matters at the meetings shall be governed by Robert’s Rules of Order insofar as those rules are not inconsistent with law, with the Corporation’s Articles of Incorporation, or with these Bylaws.

Section 6.  Closing of Transfer Books and Fixing Record Date.  The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive any distribution, dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer book shall be closed for a stated period, but not to exceed, in any case, sixty (60) days. If the stock transfer book is closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such book shall be closed for at least ten (10) days immediately preceding such meeting.

Section 7.  Voting List.  The officer or agent having charge of the stock transfer book of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer shall be prima facie evidence as to the identity of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 7 shall not affect the validity of any action taken at such meeting.

Section 8.  Voting at Meetings.  Any holder of shares of the Corporation entitled to vote shall be entitled to one vote for each such share, either in person or by proxy executed in writing by him or by his duly authorized attorney in fact. Voting on any resolution at the meeting shall be by voice, unless any shareholder demands a ballot vote before the voting begins. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (a) a pledgee, (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (c) a creditor of the Corporation who extended its credit under terms requiring the appointment, (d) an employee of the Corporation whose employment contract requires the appointment, or (e) a party to a voting agreement created under the Texas Business Corporation Act. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions or revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.

Section 9.  Non-Cumulative Voting.  Any holder of shares of the Corporation entitled to vote at any election for Directors may not cumulate votes and must give a candidate for each directorship a number of votes equal to the number of votes to which his or her shares are entitled. The candidate for each directorship receiving the highest number of votes shall be elected. This provision shall be construed in accordance with the Articles of Incorporation to the extent the same deny shareholders the right to cumulate votes.

Section 10.  Quorum of Shareholders.  The holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time, without notice of adjournment other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

Section 11.  Officers.  The president shall reside at, and the Secretary shall keep the records of, each meeting of shareholders. In the absence of either such officer, his or her duties shall be performed by another director or officer of the Corporation appointed at the meeting.

ARTICLE III.

DIRECTORS

Section 1.  Number and Tenure.  The business and affairs of the Corporation shall be managed by a Board of Directors, which shall initially consist of one (1) member. The number of members of the Board of Directors may be increased or decreased from time to time by amendment to these Bylaws, provided that no decrease shall have the effect of shortening the term of any incumbent director. Unless sooner removed in accordance with these Bylaws, members of the Board of Directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified. Directors need not be shareholders of the Corporation.

Section 2.  Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, through less than a quorum of the entire Board. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for unexpired term of his predecessor in office.

Section 3.  Place of Meeting.  Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. In the absence of specific designation, the meetings shall be held at the office of the Corporation in the City of Houston.

Section 4.  Regular Meetings.  The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it. The Board of Directors may designate other times for the conduct of regular meetings of the Board of Directors. No notice of annual meetings or regular meetings for which the Board of Directors has designated a time need be given to members of the Board of Directors.

Section 5.  Special Meetings.  Special meetings of the Board of Directors may be held at any time upon the call of the President, or any two (2) directors of the Corporation, or, if there is only one (1) director, by him. Notice shall be sent by mail or telegram to the last known address of each director at least three (3) days before the meeting. Oral notice may be substituted for such written notice if given not later than one day before the meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where such director attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6.  Quorum.  A majority of the number of directors fixed by or in the manner provided in these Bylaws, as from time to time amended, shall constitute a quorum for the transaction of business, but a smaller number may adjourn the meeting from time to time until they can secure the attendance of a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of

Directors. Any regular or special directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.

Section 7.  Compensation.  Directors as such shall not receive any stated salary for their services, but, by unanimous vote of all directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 8.  Removal.  Any and all directors may be removed, either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.

Section 9.  Committees.  The Board of Directors may, by resolution, designate an executive committee and one (1) or more other committees to conduct the business and affairs of the Corporation, to the extent authorized by the resolution and subject to the restrictions of the Texas Business Corporation Act. The Board of Directors, by majority vote, shall have the power at any time to change the powers and members of any committee, to fill vacancies and to terminate the existence of any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Every committee so designated shall keep regular minutes of the proceedings and regularly report the minutes to the Board of Directors.

Section 10.  Conduct of Meetings.  (1) All meetings of Directors shall be presided over by the Chairman of the Board, if there shall be such an officer, or in his absence, by the President or Vice President of the Corporation, or, if no such officer is present, by any

Director chosen by a majority of the Directors present. The Secretary, or an Assistant Secretary, of the Corporation shall attend and take minutes of those meetings. In the absence of that officer, the presiding officer shall designate some person present to take minutes of the meeting. The precedence of, and procedure on, motions and other procedural matters at those meetings shall be governed so far as practicable by Robert’s Rules of Order insofar as those rules are not inconsistent with law, with the Corporation’s Articles of Incorporation, or with these Bylaws. (2) Every meeting of a Board committee shall be presided over by the committee chairman or, in the absence of a chairman, by any member chosen by a majority of the members present. Minutes of committee meetings shall be taken by the secretary of the committee or, if there is no secretary or in that officer’s absence, by the person designated by the chairman or acting chairman of the committee.

ARTICLE IV.

OFFICERS

Section 1.  Officers.  The officers of the Corporation shall be elected by the Board of Directors and shall, at a minimum, consist of a President and a Secretary. The Board of Directors may elect such other officers, including a Chairman of the Board, a Vice President or Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers, and appoint such agents, as it may deem necessary or desirable. All officers shall, unless otherwise removed by the Board of Directors, hold office until their successors are elected and qualified. Any two or more offices may be held by the same person. The salaries and other compensation of the officers shall be determined by the Board of Directors, and may be altered by the Board of Directors from time to time, except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation’s business.

Section 2.  Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall, unless otherwise removed by the

Board of Directors, hold office until his successor is chosen and qualified.

Section 3.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.  Chairman of the Board.  The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors.

Section 5.  President.  Subject to the supervisory powers, if any, that may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the principal executive officer of the Corporation, and subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation. The President shall preside at all meetings of the shareholders and, if a member of the Board of Directors, at all meetings of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.  Vice President.  Each Vice President, if there shall be such an officer, shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors or be delegated to him or her by the President or Chairman of the Board (if any). Vice

Presidents may be given special designations such as “Senior Vice President,” “Vice President—Finance,” or any other designation deemed appropriate by the Board of Directors.

Section 7.  Secretary.  It shall be the duty of the Secretary to send any and all required notices of and to attend all meetings of the shareholders and Board of Directors and record correctly the proceedings of such meetings in a book suitable for that purpose. It shall also be the duty of the Secretary to attest with his or her signature and the seal of the Corporation all stock certificates issued by the Corporation and to keep a stock transfer in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. The Secretary shall attest and keep at the registered office of the Corporation the original or a copy of these Bylaws, as they may be amended, and the original of the Articles of Incorporation, as they may be amended. The Secretary shall also attest with his or her signature and the seal of the Corporation all deeds, conveyances or other instruments requiring the seal of Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him or her. The duties of the Secretary may also be performed by any Assistant Secretary.

Section 8.  Treasurer.  The Treasurer, if there shall be such an officer, shall keep such moneys of the Corporation as may be entrusted to his or her keeping and account for the same. The treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him or her. The duties of the Treasurer may also be performed by any Assistant Treasurer.

Section 9.  Additional Titles.  In addition to their titles as designated in Sections 4 through 8 of this Article IV, particular officers of the Corporation may be given titles indicative of their managerial responsibilities within the Corporation. The officer of the Corporation chiefly responsible for corporate policy-making and the general supervision and direction of the Corporation’s business may, in addition to his or her other title or titles, be designated the “Chief Executive Officer.” The officer of the Corporation charged with supervision and management of the daily operations of the Corporation may, in addition to his or her other title or titles, be designated the “Chief Operating Officer.” The officer of the Corporation chiefly responsible for the finances, securities and accounting systems of the Corporation may, in addition to his or her other title or titles, be designated the “Chief Financial Officer.” The Board of Directors may give officers of the Corporation such other additional titles and designations as it shall deem appropriate.

Section 10.  Delegation of Authority.  In the case of any absence of ay officer of the Corporation or for an other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable, providing that a majority of the entire Board occurs therein.

ARTICLE V.

INDEMNIFICATION AND INSURANCE

Section 1.  Persons; Scope; Advancement of Expenses.  The Corporation shall indemnify a person to the full extent a corporation is required or permitted under Article 2.02-1 of the Texas Business Corporation Act and any other applicable laws, and may, at the discretion of the Board of Directors, advance reasonable expenses to such persons to the full extent and according to the procedures and standards of Article 2.02-1 of the Texas Business Corporation Act and any other applicable law.

Section 2.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venture, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under this bylaw.

Section 3.  Vesting of Rights.  Notwithstanding any other provision of these Bylaws to the contrary, no action taken by the Corporation, whether by amendment of these Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or advancement of expenses with respect to any event or transaction that occurs prior to such action being taken by the Corporation.

Section 4.  Nonexclusive.  The indemnification provided by these Bylaws shall not be exclusive of any other rights to which a person may be entitled by law, articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Indemnification shall continue and inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under the provisions of this Article V.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

Section 1.  Amendments.  The Board of Directors shall have the power to amend or repeal the Bylaws or adopt new Bylaws, unless any provision of these Bylaws expressly provides, or unless the shareholders in amending, repealing or adopting a new Bylaw expressly provide, that only the shareholders may amend or repeal that Bylaw. The Board of Directors may exercise any power so granted at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the directors present at the meeting provided that notice of the action to be taken with respect to the Bylaws is contained in the notice or waiver of notice of such meeting. The shareholders may amend, repeal or adopt new Bylaws at any annual meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, provided that notice of the proposed alteration or repeal is contained in the notice of such special meeting, by the affirmative vote of a two-thirds majority of the shares entitled to vote at such meeting and present or represented thereat. These Bylaws shall not be amended so as to effect a change in the time or place of the meeting for the election of directors within sixty (60) days next before the day on which such meeting is to be held; furthermore, in case of any change of said time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held.

Section 2.  Waiver.  Whenever, under the provisions of any law, the Articles of Incorporation or amendments thereto, or these Bylaws, any notice is required to be given to any shareholders, director or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Moreover, attendance at any meeting by a shareholder or director shall constitute a waiver of notice of said meeting by such shareholder or director unless such individual attends the meeting for the specific purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

Section 3.  Conference Telephone Meetings.  Meetings of shareholders, directors or any committee thereof, may be held by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

Section 4.  Action by Written Consent.  Any action that may be taken at a regular or special meeting of the shareholders, directors or committees may be taken without a meeting if a consent in writing, setting forth the actions to be taken, shall be signed by all of those persons entitled to vote at that meeting, and such consent shall have the same force and effect as a unanimous vote of said shareholders, directors or committee members. No notice shall be required in connection with the use of a written consent pursuant to this Section.

Section 5.  Offices.  The principal office of the Corporation shall be located in Houston, Texas unless and until changed by resolution of the Board of Directors. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or as the business of the Corporation may require.

Section 6.  Resignations. Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 7.  Seal.  The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors, but the use of a seal shall not be essential to the validity of any agreement entered into by the Corporation, unless otherwise provided by law.

Section 8.  Fiscal Year.  The fiscal year of the Corporation shall end at the close of business on the last day of that month selected by the Board of Directors of the Corporation.

Section 9.  Books and Records.  The Corporation shall maintain a minute book, stock record book and such other books and records as may be required by law or as may be deemed necessary or desirable by the Board of Directors or officers of the Corporation. All books and records provided for by law shall be open to inspection of the shareholders from time to time and to the extent expressly provided by law, and not otherwise. The members of the Board of Directors may examine all books and records of the Corporation at all reasonable times.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of SHARPS COMPLIANCE, INC., a Texas corporation; and

2. That the foregoing Bylaws, comprising 14 pages, constitute the bylaws of said Corporation as duly adopted by action of the Board of Directors of the Corporation effective May ____, 1994.

IN WITNESS WHEREOF, I have hereunder subscribed my name and affixed the seal of said Corporation this May 23, 1994.

_____________________________
BURTIN J. KUNIK, Secretary